Exhibit 5

April 16, 2019	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 117284-0107

Perma-Pipe International Holdings, Inc. 6410 W. Howard Street Niles, Illinois

Ladies and Gentlemen:

We have acted as securities counsel for Perma-Pipe International Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $65,000,000 aggregate amount of any of the following: (i) the Company’s common stock, $0.01 par value (the “Common Stock”); (ii) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock or other securities of the Company at a future date; (iii) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either debt securities, warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock or other securities of the Company under Stock Purchase Contracts; (iv) debt securities of the Company (the “Debt Securities”); and (v) warrants (the “Warrants”) to purchase Common Stock, Debt Securities or other securities of the Company. The Common Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities, and the Warrants are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Certificate of Incorporation and Fourth Amended and Restated Bylaws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (iv) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Perma-Pipe International Holdings, Inc.

April 16, 2019

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant we are of the opinion that:

1.         The Company validly exists as a corporation under the laws of the State of Delaware.

2.       Any shares of Common Stock subsequently offered by the Company under the Registration Statement will be validly issued, fully paid and nonassessable at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.     Such shares of Common Stock shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.        Any Stock Purchase Contracts and Stock Purchase Units subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of such Stock Purchase Contracts and the documents, including any agreements, evidencing and used in connection with the sale of such Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

Perma-Pipe International Holdings, Inc.

April 16, 2019

b.     The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.     Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d.     Such Stock Purchase Contracts and Stock Purchase Units shall have been sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.        Any Debt Securities subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.     The terms of such Debt Securities and of their issuance and sale by the Company have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.     Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d.     Such Debt Securities shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

5.         Any Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, at such time as all of the following shall have occurred:

Perma-Pipe International Holdings, Inc.

April 16, 2019

a.     The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.     The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.     Any such warrant agreements shall have been duly executed and delivered;

d.     Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.     Such Warrants shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to the laws of any jurisdiction other than the State of Delaware and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP